Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports 2017 Full Year and Fourth Quarter Financial Results
NEW YORK, N.Y. – February 28, 2018– Gramercy Property Trust (NYSE: GPT) today reported financial results for the full year and fourth quarter of 2017.
Operating Results:

($ in millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income to common shareholders	$16.4	$4.8	$79.0	$27.1
Net income per common share	$0.10	$0.03	$0.52	$0.19
FFO available to common shareholders and unitholders[1]	$84.4	$69.1	$300.4	$274.5
FFO per common share	$0.51	$0.49	$1.97	$1.93
Core FFO available to common shareholders and unitholders	$85.7	$72.3	$320.8	$314.4
Core FFO per common share	$0.52	$0.51	$2.05	$2.21
AFFO available to common shareholders and unitholders	$80.7	$68.9	$298.5	$288.6
AFFO per common share	$0.49	$0.48	$1.90	$2.03

1.	Represents basic FFO amounts for the twelve months ended December 31, 2017. All other amounts presented are diluted.
Fourth Quarter 2017 Highlights

•
Disposed of nine assets for aggregate gross proceeds of $155.8 million. The disposition capitalization rate was 6.6% on next twelve months cash NOI. Subsequent to quarter end, closed $75.1 million of dispositions and had $48.0 million under contract or awarded to buyers as of February 28, 2018.

•
Acquired three core industrial properties for an aggregate purchase price of approximately $106.4 million with an initial cash capitalization rate of 6.4% and acquired two value-add assets in Atlanta, GA and Miami, FL for an aggregate purchase price of $38.6 million with an anticipated stabilized capitalization rate of approximately 6.0%. Also acquired land for development projects, including one land parcel in Memphis, TN with a total construction budget of $46.4 million at an estimated 6.4% stabilized capitalization rate, as well as four vacant land parcels in Charlotte, NC.

•	Ended the fourth quarter of 2017 with Net Debt / Adjusted EBITDA of 6.1x and liquidity of $523.1 million.

•	Provided forward-looking fiscal year 2018 earnings guidance, as follows:

◦	Net Income of $45.0 million to $48.0 million excluding gains and losses on disposals, charges for impairment, and gains and losses on extinguishment of debt.

◦	AFFO of $1.90 to $1.95 per diluted share.

◦	Cash NOI between $439.0 million and $450.0 million.

◦	Net Debt / Adjusted EBITDA of approximately 6.0x.

◦	Industrial same store NOI growth between 1.0% - 2.5%.

•	Subsequent to quarter end, declared a first quarter 2018 common share dividend of $0.375 per share.
Summary
NEW YORK, N.Y. – February 28, 2018– Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $16.4 million, or $0.10 per diluted common share, for the three months ended December 31, 2017. For the fourth quarter of 2017, the Company generated NAREIT defined funds from operations ("FFO") of $84.4 million, or $0.51 per diluted common share. The Company also reported diluted Core FFO of $85.7 million, or $0.52 per diluted common share, during the quarter. The Company generated diluted adjusted funds from operations ("AFFO") of $80.7 million, or $0.49 per diluted common share, during the quarter. The Company had 160,686,822 common shares issued and outstanding as of December 31, 2017 and had 165,094,864 diluted weighted average common shares and units outstanding for its non-GAAP financial measure calculations for the three months ended December 31, 2017. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.
For the fourth quarter of 2017, the Company recognized total revenues of approximately $149.0 million, an increase of 10.5% over total revenues of $134.9 million reported in the prior quarter.
As of December 31, 2017, the Company owned 365 properties containing an aggregate of approximately 82.1 million rentable square feet with 96.5% occupancy and an ABR weighted average remaining lease term of 7.2 years.
2018 Outlook
The Company announced 2018 AFFO forward-looking guidance range of $1.90 to $1.95 per diluted share. Given current market conditions and the current stock price, the Company’s guidance does not incorporate external growth. However, the Company may continue to recycle assets over time to improve internal growth prospects of the portfolio.
To calculate its 2018 guidance range, the Company anticipates:

◦	Net Income of $45.0 million to $48.0 million excluding gains and losses on disposals, charges for impairment, and gains and losses on extinguishment of debt.

◦	AFFO of $1.90 to $1.95 per diluted share.

◦	Cash NOI between $439.0 million and $450.0 million.

◦	Net Debt / Adjusted EBITDA of approximately 6.0x.

◦	Industrial same store NOI growth between 1.0% - 2.5%.

Additional earnings guidance detail can be found in the Company's supplemental materials available on the Company's website at ir.gptreit.com.

Please refer to this press release for definitions of non-GAAP measures including AFFO and reconciliations to the most comparable GAAP measure for the Company's results and guidance.
Same Store Sales
Domestic same store cash NOI growth was 0.6% for the quarter, based on a pool of 243 properties (which represent approximately 67.1% of cash NOI as of December 31, 2017). Same store cash NOI for the stabilized portfolio, which includes 234 of these 243 properties, had positive growth of 2.3% for the quarter to date period.
Domestic same store cash NOI for the industrial portfolio grew 0.8% in Q4 2017.
Leasing Activity
During the fourth quarter of 2017, the Company executed three new leases and eleven lease renewals aggregating approximately 3.1 million square feet with an average lease term of 6.4 years and a capex ratio of 6.7%. The cash leasing spread over prior annual base rent (ABR) was (3.8)% and the straight-line leasing spread over prior straight-line ABR was 6.3%. The retention rate on commenced leases during the fourth quarter was 91.5%, with leasing and tenant improvement costs of $1.62 per square foot.
During the full year 2017, the Company executed 12 new leases and 27 lease renewals and expansions aggregating approximately 6.3 million square feet with an average lease term of 6.9 years and a capex ratio of 6.9%. The cash leasing spread over prior annual base rent (ABR) was 2.3% and the straight-line leasing spread over prior straight-line ABR was 14.1%. The retention rate on commenced leases during the full year 2017 was 71.3%, with leasing and tenant improvement costs of $3.29 per square foot.

Property Dispositions
During the fourth quarter of 2017, the Company disposed of nine assets for aggregate gross proceeds of $155.8 million. The disposition capitalization rate was 6.6% on next twelve months cash NOI.
During the fourth quarter of 2017, the Company recorded net gains on disposals of $22.6 million for the assets sold during the quarter and $16.4 million in impairments.

Subsequent to quarter end, the Company disposed of one office asset in Miami for $43.2 million, two industrial assets in Phoenix, AZ and St. Louis, MO for $30.1 million, and one specialty retail asset in Springfield, MO for $1.8 million. Currently, the Company has approximately $48.0 million in additional dispositions awarded or under contract for sale.

Fourth quarter 2017 property dispositions are summarized in the chart below:

($ in millions)
Disp. Date	MSA	Property Type	Rentable Square Feet	Sale Price	NTM Cash NOI at Disposition
11/20/2017	Los Angeles	Single Tenant Office	124,400	$36.7	$2.6
12/19/2017	Colorado Springs	Fitness Center	179,175	36.1	2.3
12/22/2017	Columbus	Office	135,485	19.5	1.7
12/28/2017	Minneapolis	Multi-Tenant Office	213,851	35.5	2.2
Various	Various	Retail Bank Branch / Office	191,727	28.0	1.4
Total			844,638	$155.8	$10.1
Property Acquisitions
In the fourth quarter of 2017, the Company acquired three core industrial properties in Chicago, IL, Boston, MA, and Reno, NV, and two value-add industrial properties in Atlanta, GA, and Miami, FL, for a total purchase price of $144.9 million at a 6.4% cash capitalization rate on the three core assets. The two value-add assets in Atlanta, GA and Miami, FL are expected to stabilize to an initial capitalization rate of approximately 6.0%.

With these acquisitions, the Company acquired approximately $1.3 billion of core industrial assets in 2017 with a weighted average initial capitalization rate of 6.3%. The Company also acquired five value-add assets during the year for $77.4 million and acquired land for development projects, including one land parcel in Memphis, TN with a total construction budget of $46.4 million at an estimated 6.4% stabilized capitalization rate, as well as four vacant land parcels in Charlotte, NC. Additionally in 2017, the Company commenced $95.5 million of build-to-suit projects which will stabilize to a 7.0% initial capitalization rate.

Subsequent to quarter end, the Company acquired one industrial property in Tampa, FL for a purchase price of $10.6 million.

Fourth quarter 2017 property acquisitions are summarized in the chart below:

($ in millions)
Acq. Date	Deal Name	MSA	Property Type	Rentable Square Feet	Purchase Price	Occupancy as of 12/31/2017	Acq. Cash NOI	S/L NOI
10/4/2017	Third Closing of Final 3 Properties from 9-Property Industrial Portfolio	Various	Core Industrial	587,680	$106.4	100.0%	$6.8	$7.1
12/14/2017	N/A	Atlanta	Value-Add Industrial	612,511	27.6	N/A	N/A	N/A
12/28/2017	N/A	Miami[1]	Value-Add Industrial	81,721	11.0	100.0%	N/A	N/A
Total				1,281,912	$144.9		$6.8	$7.1

1.	Miami, FL property was purchased with a very short remaining lease term, with the expectation that the tenant would vacate by February 2018.
Build-to-suit and development activity during the quarter is summarized in the charts below:

($ in millions)
MSA	Investment as of 12/31/17[1]	Total Budget	Acreage	Building SF at Completion	Estimated Completion Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
Ongoing Projects
Phoenix	$11.6	$23.3	8.6	126,722	Q1 2018	$1.8	12.0
Charleston	19.6	31.2	25.8	240,800	Q1 2018	1.8	20.0
Memphis	7.0	46.4	79.5	1,015,740	Q4 2018	3.0	10.0
Charlotte	4.5	TBD	76.0	TBD	Various	N/A	N/A
Total	$42.8	$100.9	189.9	1,383,262		$6.6	13.3

MSA	Investment as of 12/31/17[1]	Total Budget	Acreage	Building SF at Completion	Completion Date	NTM Cash NOI as of 12/31/17	WALT Upon Completion (Yrs)
Completed
Spartanburg	$25.8	$25.8	39.3	432,100	10/4/2017	$2.0	11.8
Total	$25.8	$25.8	39.3	432,100		$2.0	11.8

1.	Investment includes costs accrued as of December 31, 2017.
During the year ended 2017, Gramercy entered into three agreements for build-to-suit projects located in Spartanburg, SC,  Phoenix, AZ and Memphis, TN for an aggregate estimated investment of $95.5 million at a 7.0% initial capitalization rate. As of December 31, 2017, the Spartanburg, SC development has been completed and placed into service. Also during the year ended December 31, 2017, the Company purchased 76 acres in Charlotte, NC for industrial development.
Joint Ventures
E-Commerce

The Company launched a joint venture to acquire, own and manage Class A distribution centers leased to leading e-commerce tenants on long-term leases across the country (the “E-Commerce JV”). In 2017, the Company entered into a forward purchase contract through the E-Commerce JV for $538.9 million to acquire six newly constructed Class A bulk distribution centers totaling 5.2 million square feet, of which the Company has contributed $17.8 million to fund deposits as of December 31, 2017.

Subsequent to quarter end, the E-Commerce JV acquired two properties from the six asset seed portfolio for a total purchase price of $177.8 million and entered into a mortgage for $109.8 million in connection with the acquisitions. The tenant is a leading e-commerce company with locations throughout the world.
Europe

During the fourth quarter of 2017, we formed a new European investment fund with several other partners, or the Gramercy European Property Fund III. The new fund has a total initial capital commitment of approximately $315.3 million (€262.6 million), of which the Company’s portion is 19.9%, or approximately $62.7 million (€52.2 million). During the year ended December 31, 2017, the Company contributed $3.0 million (€2.5 million). The Gramercy European Property Fund III is a private real estate fund which will target single-tenant industrial and light industrial properties located across Europe, with a focus on locations in Germany, Netherlands and France although it has an active investment pipeline covering many European countries.

Subsequent to quarter end, the Fund acquired one property for a purchase price of $33.0 million (€27.0 million).
Strategic Office Partners

During the fourth quarter of 2017, Strategic Office Partners acquired two properties for $23.9 million. As of December 31, 2017, Strategic Office Partners owned 13 properties and the Company's investment in Strategic Office Partners is $28.2 million.
Corporate
As of December 31, 2017, the Company maintained approximately $523.1 million of liquidity, as compared to approximately $302.9 million of liquidity reported at the end of the prior quarter. Liquidity includes $30.2 million of unrestricted cash as compared to approximately $68.0 million reported at the end of the prior quarter. During the quarter, the Company repaid $257.9 million previously drawn on the senior unsecured revolving credit facility.  As of December 31, 2017, there were $357.2 million of borrowings outstanding under the revolving credit facility.

During the fourth quarter of 2017, the Company amended and upsized its existing $175.0 million unsecured term loan with Capital One, N.A. to $400.0 million, resulting in a swapped fixed rate of 3.00% for the term loan, a decrease of 34 basis points from the prior agreement. The amended unsecured term loan will mature in January 2023. Net proceeds from the upsized loan were used to reduce borrowings under the Company's revolving credit facility. The Company also issued 1.3 million OP units valued at $38.3 million in connection with the acquisition of three properties in the 9-Property Industrial Portfolio. Subsequent to quarter end, the Company issued 1.0 million OP Units valued at $29.1 million in connection with its contribution to the E-Commerce JV for the acquisition of two properties.
General and administrative ("G&A"), expenses were $9.4 million for the quarter ended December 31, 2017 compared to $9.6 million in the prior quarter. G&A expenses included non-cash share-based compensation costs of approximately $2.0 million and $1.2 million of transaction related costs for the quarter ended December 31, 2017, compared to non-cash share based compensation of $2.0 million and transaction costs of $1.4 million for the quarter ended September 30, 2017.
Dividends
On January 12, 2018, the Company paid a dividend of $0.375 per common share for the fourth quarter of 2017 to shareholders of record as of December 29, 2017.
The Company also paid a fourth quarter 2017 dividend on its 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share on December 29, 2017 to preferred shareholders of record as of December 19, 2017.

Subsequent to quarter end, the Company declared a first quarter 2018 common share dividend of $0.375 per share payable on April 16, 2018 to shareholders of record as of March 30, 2018.
Subsequent to quarter end, the Company also declared a first quarter 2018 dividend on the Company's 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on April 2, 2018 to preferred shareholders of record as of March 19, 2018.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.
To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Thursday, March 1, 2018 at 11:00 AM EST to discuss full year and fourth quarter 2017 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing (844) 446-4569, or for international participants (213) 660-0984, using passcode 1299548. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 5:00 PM EST, March 1, 2018 through midnight, March 15, 2018 by dialing (800) 585-8367, or for international participants (404) 537-3406, using the access code 1299548.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

Gramercy Property Trust
Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	December 31, 2017	December 31, 2016
Assets:
Real estate investments, at cost:
Land	$1,023,908	$805,264
Building and improvements	4,863,916	4,053,125
Less: accumulated depreciation	(333,151)	(201,525)
Total real estate investments, net	$5,554,673	$4,656,864
Cash and cash equivalents	30,231	67,529
Restricted cash	12,723	12,904
Investment in unconsolidated equity investments	70,214	101,807
Assets held for sale, net	402	—
Tenant and other receivables, net	88,750	72,795
Acquired lease assets, net of accumulated amortization of $220,473 and $133,710	598,559	618,680
Other assets	100,484	72,948
Total assets	$6,456,036	$5,603,527
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$357,162	$65,837
Exchangeable senior notes, net	—	108,832
Mortgage notes payable, net	563,521	558,642
Senior unsecured notes, net	496,785	496,464
Senior unsecured term loans	1,448,152	1,225,000
Total long-term debt, net	2,865,620	2,454,775
Accounts payable and accrued expenses	59,619	58,380
Dividends payable	61,971	53,074
Below market lease liabilities, net of accumulated amortization of $28,978 and $26,416	166,491	230,183
Other liabilities	50,002	46,081
Total liabilities	$3,203,703	$2,842,493
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	113,530	8,643
Equity:
Common shares, par value $0.01, 160,686,822 and 140,647,971 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	1,607	1,406
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at December 31, 2017 and December 31, 2016	84,394	84,394
Additional paid-in-capital	4,409,677	3,887,793
Accumulated other comprehensive income (loss)	12,776	(4,128)
Accumulated deficit	(1,369,872)	(1,216,753)
Total shareholders' equity	$3,138,582	$2,752,712
Noncontrolling interest in other entities	221	(321)
Total equity	$3,138,803	$2,752,391
Total liabilities and equity	$6,456,036	$5,603,527

Gramercy Property Trust
Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues
Rental revenue	$122,477	$95,573	$444,194	$387,032
Third-party management fees	2,469	5,238	10,756	35,766
Operating expense reimbursements	22,539	21,160	83,919	86,878
Other income	1,521	4,231	6,351	7,588
Total revenues	$149,006	$126,202	$545,220	$517,264
Operating Expenses
Property operating expenses	25,732	22,759	96,981	93,123
Property management expenses	2,177	5,196	10,948	20,118
Depreciation and amortization	72,512	59,878	263,666	241,527
General and administrative expenses	9,393	9,345	36,887	33,237
Acquisition and merger-related expenses	—	3,564	—	9,558
Total operating expenses	109,814	100,742	408,482	397,563
Operating Income	$39,192	$25,460	$136,738	$119,701
Other Expenses:
Interest expense	(26,291)	(18,163)	(96,852)	(75,434)
Net impairment recognized in earnings	—	—	(4,890)	—
Equity in net income (loss) of unconsolidated equity investments	(636)	6,470	48,248	2,409
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	—	7,229
Loss on extinguishment of debt	(11)	—	(6,702)	(20,890)
Impairment of real estate investments	(16,407)	(10,054)	(37,822)	(11,107)
Income (loss) from continuing operations before provision for taxes	$(4,153)	$3,713	$38,720	$21,908
Provision for taxes	(3)	574	644	(3,160)
Income (loss) from continuing operations	$(4,156)	$4,287	$39,364	$18,748
Income (loss) from discontinued operations before gain on extinguishment of debt	(13)	33	(89)	3,148
Gain on extinguishment of debt	—	—	—	1,930
Gain on disposals	—	321	—	321
Income (loss) from discontinued operations	$(13)	$354	$(89)	$5,399
Income (loss) before net gain on disposals	(4,169)	4,641	39,275	24,147
Net gain on disposals	22,550	1,541	46,808	3,877
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	—	5,341
Net income	$18,381	$6,182	$86,083	$33,365
Net (income) loss attributable to noncontrolling interest	(446)	145	(820)	(7)
Net income attributable to Gramercy Property Trust	17,935	6,327	85,263	33,358
Preferred share dividends	(1,558)	(1,558)	(6,234)	(6,234)
Net income available to common shareholders	$16,377	$4,769	$79,029	$27,124
Basic earnings per share:
Net income from continuing operations, after preferred dividends	$0.10	$0.03	$0.52	$0.15
Net income from discontinued operations	$—	$—	$—	$0.04
Net income available to common shareholders	$0.10	$0.03	$0.52	$0.19
Diluted earnings per share:
Net income from continuing operations, after preferred dividends	$0.10	$0.03	$0.52	$0.15
Net income from discontinued operations	$—	$—	$—	$0.04
Net income available to common shareholders	$0.10	$0.03	$0.52	$0.19
Basic weighted average common shares outstanding	160,339,133	140,298,149	150,660,964	140,192,424
Diluted weighted average common shares outstanding	160,358,728	141,228,218	150,679,909	141,009,021

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income attributable to common shareholders	$16,377	$4,769	$79,029	$27,124
Add:
Depreciation and amortization	72,512	59,878	263,666	241,527
FFO adjustments for unconsolidated equity investments	1,394	(3,320)	(33,409)	17,485
Net income (loss) attributable to noncontrolling interest	446	(145)	820	7
Net (income) loss from discontinued operations	13	(33)	89	(5,078)
Impairment of real estate investments	16,407	10,054	37,822	11,107
Less:
Non-real estate depreciation and amortization	(211)	(223)	(821)	(895)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	—	(7,229)
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	—	(5,341)
Net gain on disposals	(22,550)	(1,862)	(46,808)	(4,198)
Funds from operations attributable to common shareholders and unitholders - basic	$84,388	$69,118	$300,388	$274,509
Add:
Acquisition costs	—	3,564	—	9,558
Core FFO adjustments for unconsolidated equity investments	68	(632)	302	6,797
Other-than-temporary impairments on retained bonds	—	—	4,890	—
Transaction costs	1,325	—	3,868	—
Loss on extinguishment of debt	11	—	6,702	18,960
Net income from discontinued operations related to properties	—	266	—	5,406
Mark-to-market on interest rate swaps	(103)	(52)	(242)	(869)
Core funds from operations attributable to common shareholders and unitholders - basic	$85,689	$72,264	$315,908	$314,361
Add:
Non-cash share-based compensation expense	2,012	1,652	8,063	5,356
Amortization of market lease assets	2,774	3,562	12,342	14,816
Amortization of deferred financing costs and non-cash interest	414	779	3,737	565
Amortization of lease inducement costs	99	87	384	346
Non-real estate depreciation and amortization	211	223	821	895
Amortization of free rent received at property acquisition	465	1,332	1,406	2,569
AFFO adjustments for unconsolidated equity investments	223	(625)	485	727
Less:
Straight-line rent	(7,937)	(6,464)	(30,378)	(25,548)
Amortization of market lease liabilities	(3,214)	(3,929)	(17,322)	(25,515)
Adjusted funds from operations attributable to common shareholders and unitholders - basic	$80,736	$68,881	$295,446	$288,572
Add:
Interest expense on Exchangeable Senior Notes	—	—	3,055	—
Non-cash interest expense on Exchangeable Senior Notes [1]	—	—	1,886	—
Funds from operations attributable to common shareholders and unitholders - Diluted	$84,388	$69,118	$305,329	$274,509
Core funds from operations attributable to common shareholders and unitholders - Diluted	$85,689	$72,264	$320,849	$314,361
Adjusted funds from operations attributable to common shareholders and unitholders - Diluted	$80,736	$68,881	$298,501	$288,572

Funds from operations per share – basic	$0.51	$0.49	$1.97	$1.95
Funds from operations per share – diluted	$0.51	$0.49	$1.95	$1.93
Core funds from operations per share – basic [1]	$0.52	$0.51	$2.07	$2.23
Core funds from operations per share – diluted [1]	$0.52	$0.51	$2.05	$2.21
Adjusted funds from operations per share – basic [1]	$0.49	$0.49	$1.94	$2.05
Adjusted funds from operations per share – diluted [1]	$0.49	$0.48	$1.90	$2.03
Basic weighted average common shares outstanding – EPS	160,339,133	140,298,149	150,660,964	140,192,424
Weighted average partnership units held by noncontrolling interest	4,365,894	636,705	1,735,703	696,662
Weighted average common shares and units outstanding	164,705,027	140,934,854	152,396,667	140,889,086
Diluted weighted average common shares and common share equivalents outstanding – EPS	160,358,728	141,228,218	150,679,909	141,009,021
Weighted average partnership units held by noncontrolling interest	4,365,894	636,705	1,735,703	696,662
Weighted average share-based payment awards	370,242	544,931	451,463	460,172
Dilutive effect of Exchangeable Senior Notes	—	—	3,830,518	—
Diluted weighted average common shares and units outstanding	165,094,864	142,409,854	156,697,593	142,165,855

1.
For the year ended December 31, 2017, the dilutive impact of the exchangeable senior notes is included in the diluted per share calculations for the period prior to their exchange. All interest expense on the exchangeable senior notes is added to the numerator for the dilutive impact in FFO and Core FFO, however as non-cash interest is already in AFFO, only cash interest is added to the numerator for the dilutive impact in AFFO.

($ and share amounts in millions)
	2018 Guidance
	Bottom of Range	Top of Range
Net income attributable to common shareholders[1]	$45.0	$48.0
Depreciation and amortization of real estate assets	276.0	277.0
Transaction costs	1.0	2.0
Straight-lined rent and amortization of market lease assets and liabilities	(29.0)	(27.0)
Other adjustments to AFFO[2]	23.0	27.0
AFFO	$316.0	$327.0
AFFO per share - diluted	$1.90	$1.95
Weighted average diluted shares outstanding	166.6	168.0

1.	Net income attributable to common shareholders excludes gains and losses on disposals, charges for impairments, and gains and losses on extinguishment of debt.

2.
Other adjustments to AFFO includes adjustments for net income attributable to noncontrolling interests, discontinued operations, deferred financing costs and non-cash interest, non-cash share-based compensation expense, free rent received at property acquisition and adjustments for unconsolidated equity investments.

	2018 Guidance
	Bottom of Range	Top of Range
Cash net operating income	$439.0	$450.0
Straight-lined rent and amortization of market lease assets and liabilities	29.0	27.0
Net operating income	$464.0	$477.0
Disclaimers
Non-GAAP Financial Measures and Other Definitions
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are Company defined measures. CORE FFO is presented excluding transaction costs, gain (loss) on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs and non-cash interest, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company's operating performances as they provide a meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Net Debt / Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Net Debt / Adjusted EBITDA"): The Company calculates Net Debt / Adjusted EBITDA as total debt outstanding less cash and cash equivalents divided by Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”). Adjusted EBITDA is calculated as the net income or loss attributable to Gramercy Property Trust determined in accordance with GAAP (before preferred share dividends) for such period plus (i) income (loss) attributed to noncontrolling interest, (ii) interest expense, (iii) provision for federal, state, local and foreign income taxes payable, (iv) depreciation and amortization, (v) non-cash share-based compensation, (vi) gains and losses attributable to the early extinguishment of indebtedness, (vii) other-than-temporary impairments on retained CDO bonds, (viii) amortization of lease inducement costs, (ix) transaction costs, (x) impairment of real estate investments, (xi) loss (income) from discontinued operations, and (xii) amortization of free rent received at property acquisitions, less net gains on disposals. Adjusted EBITDA is then adjusted as if all acquisitions and dispositions occurred on the first day of the quarter and to include the Company’s ownership share of the net income or loss of all unconsolidated equity investments, determined and adjusted in the same manner as provided above in this definition.

Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. Any forward-looking information in this release, including guidance for 2018, speaks only as of the date on which it was made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.